EXHIBIT 10-3


                           AMENDMENT TO SERVICE AGREEMENT


            THIS AMENDMENT ("Amendment") is entered into this 15th day of May, 1996, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller" and NUI CORPORATION (formerly Elizabethtown Gas Company), hereinafter referred to as "Buyer", second party.

                                     WITNESSETH:

            WHEREAS, Seller and Buyer entered into that certain Service Agreement, dated January 12, 1971, under Seller's Rate Schedule LG-A ("Service Agreement") pursuant to which Seller provides liquefied natural gas storage service for Buyer up to a total volume of 94,770 Mcf of natural gas which is Buyer's Liquefaction Capacity volume; and

            WHEREAS, Seller and Buyer now desire to review and extend the primary term of the Service Agreement.

            NOW THEREFORE, Seller and Buyer hereby agree to renew and amend the Service Agreement as follows:

            1. Article IV of the Service Agreement is hereby deleted in its entirety and replaced by the following:

                                     "ARTICLE IV
                                  TERM OF AGREEMENT

                 This agreement shall be effective as of November 1, 1971 and shall remain in force and effect until 8:00 a.m. Eastern Standard Time October 31, 2002, and thereafter until terminated by Seller or Buyer upon at least one hundred eighty (180) days prior written notice; provided, however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations, if any, Seller may discontinue service hereunder if (a) Buyer, in Seller's reasonable judgement fails to demonstrate creditworthiness, and (b) Buyer fails to provide adequate security in accordance with Section 32 of the General Terms and Conditions of Seller's Volume No. 1 Tariff".

            2. As herein amended, the Service Agreement is hereby renewed in full force and effect pursuant to the terms thereof.

            3. This Amendment shall be effective as of the date first above written.






            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers or representatives thereunto duly authorized.

            TRANSCONTINENTAL GAS PIPE               NUI CORPORATION
             LINE CORPORATION ("Seller")               ("Buyer")

            By:  /s/ Frank J. Ferazzi          By:  /s/ Thomas E. Smith
                Vice President                       Director, Energy
                Customer Service & Rates               Planning